Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
          In connection with this quarterly report on Form 10-Q of Comarco, Inc. for the quarter ended April 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Winston E. Hickman, Chief Financial Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc.

Date: June 14, 2010	/s/ WINSTON E. HICKMAN
Winston E. Hickman
Chief Financial Officer

          The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying quarterly report on Form 10-Q. A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.